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                     SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549



                                  FORM 8-K


                               CURRENT REPORT




                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)         February 24, 1998
                                                 -------------------------------



                             YELLOW CORPORATION
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           (Exact name of registrant as specified in its charter)




        Delaware                     0-12255              48-0948788
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(State or other jurisdiction        (Commission          (IRS Employer
     of incorporation)             File Number)      Identification No.)




      10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas   66207
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            (Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code      (913) 696-6100
                                                   -----------------------------



                                 No Changes.
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       (Former name or former address, if changed since last report.)



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Item 5.  Other Events

On February 24, 1998, Yellow Corporation announced that shippers' concerns over the possibility of a strike, prior to the recent tentative labor settlement, have adversely affected January and February business levels at Yellow Freight System. As a result, Yellow Corporation expects to report operating results below expectations for the quarter ending March 31, 1998.

A tentative settlement between the International Brotherhood of Teamsters and the bargaining association for the trucking industry was announced on February
8. While the tentative settlement has calmed shippers' strike fears, it is uncertain as to how long it will take to redirect freight lost to nonunion carriers, back to Yellow. In addition some shippers appear to be waiting for member ratification before redirecting their freight back.

Historically, the first quarter is the seasonally weakest period of the year at Yellow Freight. However, this year Yellow Freight System has had the added pressure of concerns about the labor contract. Accordingly, the company expects a small loss to a break-even first quarter for Yellow Corporation. The company remains optimistic about the operating environment for the remainder of the year. Productivity improvements and cost reductions at all Yellow Corporation subsidiaries will drive down expenses by an estimated $50 million in 1998.
This is in addition to cost reductions in the previous two years totaling approximately $180 million.

The new National Master Freight Agreement addresses the key elements sought by Yellow Freight's employees, including better job security, early retirement and better pension benefits. It also provides shippers with five years of labor stability. Ratification is expected to be completed by the end of March or early April.

Statements contained herein that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to inflation, volatility of expenses, the final results of union contract negotiations, inclement weather, competitor pricing activity and a downturn in general economic activity.




                                  SIGNATURE


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       YELLOW CORPORATION
                                           -------------------------------------
                                                         (Registrant)

Date:   March 2, 1998                             /s/ H. A. Trucksess, III
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                                                      H. A. Trucksess, III
                                           Senior Vice President - Finance/
                                           Chief Financial Officer and Treasurer